SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 2006

                         Commission file number 0-14061

                             STEEL TECHNOLOGIES INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

            Kentucky                                     61-0712014
            --------                                     ----------
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities
         Act(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange
         Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act    (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act    (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 8, 2006, Steel Technologies Inc. (Steel Technologies) completed the acquisition of all of the outstanding stock of privately held Kasle Steel
Corporation (Kasle) in Dearborn, Michigan pursuant to a stock purchase agreement. Kasle's wholly owned operations include Kasle Steel Auto Blanker, Inc. in Flint, Michigan, and Kasle Steel of Canada, Ltd. in Windsor, Ontario. It's three joint venture operations consist of a 50% interest in RSDC of Michigan, L.L.C. in Holt, Michigan, a joint venture with Marubeni-Itochu Steel America, Inc.; a 50% interest in Kasle Metal Processing, LLC in Jeffersonville, Indiana, a joint venture with Automatic Feed Company; and a 49% interest in Delaco-Kasle LLC d/b/a Delaco Processing in Woodhaven, Michigan, a certified minority joint venture with Delaco Steel Corporation.

The purchase price is approximately  $49 million,  which includes the assumption of approximately $15 million of liabilities including a consulting and non-compete agreement with Roger Kasle requiring payments over 5 years of $1.5 million. Steel Technologies utilized its existing credit facility to provide funding for the purchase.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 8, 2006, Steel Technologies borrowed $40 million under its existing line of credit facility to complete the acquisition of Kasle. After this borrowing, there is $70 million outstanding on the line of credit facilty.



Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number    Description

Exhibit 99 Press release dated May 8, 2006 of Steel Technologies Inc., announcing its has completed the previously announced acquisition of all of the outstanding stock of privately held Kasle Steel Corporation



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
            (Registrant)




By   /s/ Bradford T. Ray
     -------------------
     Bradford T. Ray
     Chief Executive Officer


Dated:  May 8, 2006

                                   EXHIBIT 99


                                  NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                    STEEL TECHNOLOGIES COMPLETES ACQUISITION
                           OF KASLE STEEL CORPORATION


LOUISVILLE, Ky. (May 8, 2006) - Steel Technologies Inc. (NASDAQ/NM: STTX) today announced that it has completed the previously announced acquisition of all of the outstanding stock of privately held Kasle Steel Corporation of Dearborn, Michigan. The purchase price of approximately $49 million includes the assumption of approximately $15 million of liabilities.

     Kasle Steel, North America's largest independent supplier of automotive steel blanks, has five processing facilities, including three joint ventures, and ships over 1.5 million tons annually across a variety of platforms. Its wholly owned operations include Kasle Steel Auto Blankers, Inc. in Flint, Michigan, and Kasle Steel of Canada, Ltd. in Windsor, Ontario. Its three joint venture operations consist of a 50% interest in RSDC of Michigan, L.L.C. in Holt, Michigan, a joint venture with Marubeni-Itochu Steel America, Inc.; a 50% interest in Kasle Metal Processing, LLC in Jeffersonville, Indiana, a joint venture with Automatic Feed Company; and a 49% interest in Delaco-Kasle LLC d/b/a Delaco Kasle Processing in Woodhaven, Michigan, a certified minority joint venture with Delaco Steel Corporation. These operations process material primarily on a toll basis under which steel is processed for a value-added fee without taking ownership.

     Bradford T. Ray, Chairman and Chief Executive Officer of Steel Technologies said, "Kasle Steel and its joint ventures operations will be a great addition to our North American platform. Kasle Steel has built an excellent organization and we are excited about the potential it brings to Steel Technologies, allowing us to increase the value-added processes we offer to our customer base. With this addition, Steel Technologies and its joint-venture operations now operate 23 facilities in the United States, Canada and Mexico, processing and shipping in excess 3.5 million tons."

     Steel Technologies utilized its existing credit facility to provide funding for the purchase. The Company said it expects the acquisition to be immediately accretive to earnings.


                                     -MORE-

STTX Completes Acquisition of Kasle Steel
Page 2
May 8, 2006


     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, construction, hardware, and consumer goods. Including this acquisition, the Company now has 23 facilities, including its joint venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.



                                     -END-